Exhibit 10.10

SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Amendment”) is made as of this 26th day of March 2008, by and between OWENS MORTGAGE INVESTMENT FUND (“Seller”), and NANOOK VENTURES LLC, a Delaware limited liability company (“Purchaser”), successor to DUPONT FABROS DEVELOPMENT LLC, a Delaware limited liability company (“DFD”).

RECITALS:

A.           Seller and DFD entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 24, 2007 (the “Original Contract”).

B.           Pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement and Escrow Instructions dated as of August 7, 2007, DFD assigned the Original Contract to Purchaser in accordance with Article 18 of the Contract.

C.           Pursuant to that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of August 24, 2007, that certain Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of October 3, 2007, that certain Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of October 18, 2007, that certain Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of December 14, 2007, that certain Fifth Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of January 23, 2008, and that certain Sixth Amendment to Purchase and Sale Agreement dated as of February 19, 2008, Purchaser and Seller amended the Original Contract on the terms set forth therein (the Original Contract, as assigned and amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, the “Contract”).

D.           The parties wish to amend the Contract as set forth herein.

NOW, THEREFORE, WITNESSETH:

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Definitions.  Each defined term used but not defined herein has the meaning ascribed thereto in the Contract.

2. Contingency Period.  The “Contingency Period,” as defined in Section 1 of the Contract, is hereby extended to April 30, 2008.

           3.           Closing Date.  Notwithstanding the language in the Contract to the contrary, the “Closing Date”, as defined in Section 1 of the Contract, is hereby extended to May 30, 2008.

4.           Multiple Counterparts.  This Amendment may be executed in a number of identical counterparts.  If so executed, each of such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

5.           Ratification.  The Contract is in full force and effect and is hereby ratified.  Except as amended by the terms hereof, the Contract has not been amended or modified, and the Contract has not been assigned.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Amendment as of the date first above written.

SELLER:

OWENS MORTGAGE INVESTMENT FUND

By: /s/ William C. Owens (SEAL)
Name:  William C. Owens
Title:     President

[Purchaser’s Signature on Next Page]

        PURCHASER:

Nanook Ventures LLC,
a Delaware limited liability company

By:           Nanook Interests LLC, a Delaware limited liability
Company, Managing Member

By:           Nanook Management LLC, a Delaware
limited liability company, Managing
Member

By:  /s/ Hossein Fateh (SEAL)
              Name:  Hossein Fateh
              Title:    Manager

358342 v1/RE